THIRTEENTH AMENDMENT TO
INVESTMENT AGREEMENT

This Thirteenth Amendment to Investment Agreement (“Amendment”) is made effective as of the 31st day of August, 2015 by and between Desert Hawk Gold Corp., a Nevada corporation (the “Company”), and DMRJ Group I LLC, a Delaware limited liability company (the “Investor”).

BACKGROUND

A.

The Company and the Investor are parties to a certain Investment Agreement, dated as of July 14, 2010, as amended by the Amendment and Waiver dated as of November 8, 2010, the Second Amendment (the “Second Amendment”), dated as of February 25, 2011, the Third Amendment (the “Third Amendment”), dated as of March 11, 2011, and the Fourth Amendment (the “Fourth Amendment”), dated as of May 3, 2011, the Fifth Amendment (the “Fifth Amendment”), dated as of December 15, 2012, the Sixth Amendment (the “Sixth Amendment”), dated as of January 29, 2012 and the Seventh Amendment (the “Seventh Amendment”), dated as of April 30, 2013, the Eighth Amendment (the “Eighth Amendment”), dated as of July 24, 2013, the Ninth Amendment (the “Ninth Amendment”),  dated October 24, 2013, the Tenth Amendment (“Tenth Amendment”), dated as of February 19, 2014, the Eleventh Amendment (the “Eleventh Amendment”) dated as of March 17, 2015 (as further modified or amended from time to time, the “Investment Agreement”) and the Twelfth Amendment (the “Twelfth Amendment”), dated as of June 5, 2015, pursuant to which, among other things, Investor has made available to the Company a senior secured term loan credit facility of up to $6,500,000.  All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Investment Agreement.

B.

Subject to the terms and conditions hereof, the parties now wish to further amend the Investment Agreement.

NOW, THEREFORE, with the foregoing Background incorporated by reference herein and made a part hereof, and in consideration of the premises and other good and valuable consideration, the receipt to which is hereby acknowledged, and pursuant to the provisions of Section 9.01 of the Investment Agreement, the parties hereby agree as follows:

1.

Amendments.

(a)

Upon the terms and conditions contained herein and the Investment Agreement, following the date hereof the Company shall be permitted to request, and upon the delivery of a duly completed Borrowing Notice to the Investor in connection herewith, the Investor shall, it is sole and absolute discretion, make, one or more Term Loan Advances in the aggregate principal amount of up to $525,000 without satisfying the provisos contained in clauses (ii) and (iv) in the first sentence of Section 2.01 (“Additional 2015 Term Loan Advances”).  The Additional 2015 Term Loan Advance shall not be deemed to be a Kiewit Advance and as such the provisions of Sections 2.02(vi), 2.05(b), 2.09, and 3.02(d) shall not apply to the Additional 2015 Term Loan Advances.

(b)

Schedule A to the Investment Agreement, as set forth in Schedule A-11 in the Eleventh Amendment, is hereby amended and restated in its entirety and replaced with Schedule A-2 hereto, and all references to Schedule A in the Investment Agreement shall be deemed references to Schedule A-2.

(c)

This Amendment shall add a new Section to the Investment Agreement which states that “In the sole discretion of the Investor, up to $500,000 of additional funding shall be permitted for working capital and ordinary course general corporate purposes as the Directors see fit, including, without limitation, for crushing equipment purchase funding and other expenses.”

(d)

As of the date hereof, the Company shall issue to the Investor additional Series B convertible preferred shares in an amount to equal ten percent (10%) of the fully diluted common shares of the Company on an as converted basis.

(e)

Richard Havenstrite, the President of the Company (the “President”) shall propose to the Investor a new detailed budget for the Company (the “Budget”) within 10 business days of the date hereof. Such Budget must be approved by the Investor in order to become effective. Once such Budget is approved, if the President operates the Company within 10% of the approved Budget for the next twelve (12) months, the Company shall grant the President common shares in an amount equal to 2.5% of the amount of fully outstanding shares of the Company on a fully diluted basis.

(f)

Upon the complete payment in full of the funding for the crushing equipment purchase referred to in Section (c) above, the Company shall take all actions to perfect the security interest in favor of the Investor, including, without limitation, signing and filing of the appropriate UCC-1 Financing Statements.

(g)

If at any time after the date hereof, the Company issues additional shares of any class of common or preferred stock, then the Company shall issue sufficient additional shares of Series B convertible preferred shares to each holder of shares of Series B convertible preferred shares such that the holders’ aggregate ownership shall be adjusted to the percentage ownership in the Company of the holder prior to the dilutive event.

(h)

This Amendment provides that the terms of this Amendment Thirteen shall apply with respect to any funding that is provided following the date hereof and that Amendment Twelve shall not apply to any sums that were not invested prior to the date hereof.

(i)

As of the date hereof, the Company shall accept the resignation of Dan Small as a director of the Company and the remaining directors shall accept the appointment of Zachary Weiner to fill the vacancy left due to Mr. Small’s resignation.

2.

Representations and Warranties.  The Company represents, warrants and covenants to Investor that:

(a)

All warranties and representations made to the Investor under the Investment Agreement and the Transaction Documents are true and correct as to the date hereof unless they specifically relate to an earlier date in which case they shall be true and correct as of such date, other than as set forth on the disclosure schedules (the “Updated Disclosure Schedules”) attached hereto (the numbers of which shall correspond to the numbers of the disclosure schedules to the Investment Agreement).

(b)

The Company has the requisite corporate power and authority to enter into and perform this Amendment in accordance with the terms hereof.  The execution, delivery and performance of this Amendment by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, no further consent or authorization of the Company, its Board of Directors, stockholders or any other third party is required.  When executed and delivered by the Company, this Amendment shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)

The execution by the Company and delivery to the Investor of this Amendment (i) is not and will not be in contravention of any order of any court or other agency of government, any law or any other indenture or agreement to which the Company is a party or the organizational documents of the Company (ii) is not or will not be in conflict with, or result in a breach of, or constitute (with due notice and/or passage of time) a default under any such indenture, agreement or undertaking, and (iii) will not result in the imposition of any lien, charge, encumbrance of any nature on any property of the Company.

(d)

No Default or Event of Default exists or has occurred and is continuing as of the date of this Amendment.

3.

Effectiveness Conditions.  This Amendment shall be effective (the “Effective Time”) upon completion of the following conditions precedent (all documents to be in form and substance satisfactory to Investor and Investor’s counsel):

(a)

execution and delivery by Company to Investor of this Amendment;

(b)

delivery by Company to the Investor of a secretary’s certificate, dated as of the Effective Time, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Articles of Incorporation and the Bylaws of the Company, each as in effect as of the Effective Time, and (iii) the authority and incumbency of the officers of the Company executing this Amendment and any other documents required to be executed or delivered in connection therewith;  and

(c)

execution and/or delivery by Company of all agreements, instruments and documents requested by Investor to effectuate and implement the terms hereof and the terms of any document or instrument referenced hereby or to be executed hereunder.

4.

Expenses.  The Company shall pay any and all costs, fees and expenses of Investor (including without limitation, attorneys’ fees) in connection with this Amendment and the transaction contemplated hereby.

5.

No Waiver.  The Investor reserves all of its rights and remedies arising with respect to any and all defaults or events of defaults under the Transaction Documents that may be in existence on the date hereof, regardless of whether such defaults or events of default have been identified, or which may occur in the future.  The Investor has not modified, is not waiving and has not agreed to forbear in the exercise of, any of its present or future rights and remedies.  No action taken or claimed to be taken by the Investor will constitute such a waiver, modification or agreement to forbear.

6.

Ratification of Investment Documents.  Except as expressly set forth herein, all of the terms and conditions of the Investment Agreement and Transaction Documents are hereby ratified and confirmed and continue unchanged and in full force and effect.  All references to the Investment Agreement shall mean the Investment Agreement as modified by this Amendment.

7.

Confirmation of Indebtedness.   The Company confirms and acknowledges that as of the date hereof the Company was indebted to the Investor, without any deduction, defense, setoff, claim or counterclaim, of any nature, in aggregate principal and interest (including Amortization Amounts as set forth in the Fourth Amendment) in the amount of $ 17,141,135, plus all fees, costs and expenses incurred to date in connection with the Investment Agreement and the other Transaction Documents.

8.

Collateral.  Company hereby confirms and agrees that all security interests and liens granted to Investor pursuant to the Transaction Documents continue in full force and effect and shall continue to secure the Obligations (as defined in the Security Agreement), including all liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing, under the Note and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Investor as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

9.

No Waivers, Reservation of Rights. Investor has not waived, is not by this Amendment waiving, and has no intention of waiving, any defaults or Events of Default which be existing on date hereof or may occur after the date hereof.  Investor has not agreed to forbear with respect to any of its rights or remedies concerning any defaults or Events of Default, which may be continuing as of the date hereof or which may occur after the date hereof.  Investor reserves the right to exercise all of its rights and remedies, whether arising under the Investment Agreement, the other Transaction Documents or applicable law.   Neither this Amendment nor any other agreement entered in connection herewith or pursuant to the terms hereof shall be deemed or construed to be a compromise, satisfaction, reinstatement, accord and satisfaction, novation or release of the Investment Agreement or any of the other Transaction Documents, or any rights or obligations thereunder, or a waiver by Investor of any of its rights thereunder or at law or in equity.  This Amendment does not obligate Investor to agree to any other extension or modification of the Investment Agreement nor does it constitute a course of conduct or dealing on behalf of Investor or a waiver of any other rights or remedies of Investor.  No omission or delay by Investor in exercising any right or power under the Investment Agreement, this Amendment, the other Transaction Documents or any related instruments, agreements or documents will impair such right or power or be construed to be a waiver of any default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and no waiver will be valid unless in writing and then only to the extent specified.

10.

Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Amendment shall not be interpreted or construed with any presumption against the party causing this Amendment to be drafted.

11.

Signatories.  Each individual signatory hereto represents and warrants that he or she is duly authorized to execute this Amendment on behalf of his or her principal and that he or she executes the Amendment in such capacity and not as a party.

12.

Duplicate Originals.  Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.  This Amendment may be executed in counterparts, all of which counterparts taken together shall constitute one completed fully executed document.  Signature by facsimile or PDF shall bind the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.

Company:	DESERT HAWK GOLD CORP By: /s/ Rick Havenstrite Name: Rick Havenstrite Title: President

Investor:	DMRJ GROUP I LLC By: /s/ David Levy Name: David Levy Title: Co-Chief Investment Officer

[SIGNATURE PAGE TO THIRTEENTH AMENDMENT]

SCHEDULE A-13

Time Period Ended	Minimum Payments
June 30, 2016	$ 500,000
September 30, 2016	$ 800,000
December 31, 2016	$ 600,000
February 28, 2017	$ 500,000
May 31, 2017	$2,250,000
August 31, 2017	$2,250,000